LOGO
Right
   Associates(R)

                      RIGHT MANAGEMENT CONSULTANTS, INC.
                              1818 Market Street
                       Philadelphia, Pennsylvania 19103


                                 --------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, MAY 4, 1995
                                 --------------

   The annual meeting of shareholders (together with any and all adjournments and postponements, the "Meeting") of Right Management Consultants, Inc., a Pennsylvania corporation (the "Company"), will be held on Thursday, May 4, 1995, at 10 a.m., at the Company's headquarters, 1818 Market Street, 14th Floor, Philadelphia, Pennsylvania, for the following purposes:

       1. To elect eleven directors to hold office until the annual meeting of shareholders in 1996 and until their respective successors are duly elected and qualified.

       2. To amend and rename the Right Management Consultants, Inc. 1993 Stock Option Plan.

       3. To adopt the Directors' Stock Option Plan.

       4. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

       5. To transact such other business as may properly come before the Meeting and any and all adjournments and postponements thereof.

   The Board of Directors has fixed the close of business on March 15, 1995 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

   The enclosed proxy is solicited by the Company. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Meeting.

   The Board of Directors urges you to sign, date and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.





                               By Order of the Board of Directors
                               Larry A. Evans
                               Secretary







Philadelphia, Pennsylvania
April 5, 1995

                      RIGHT MANAGEMENT CONSULTANTS, INC.
                              1818 MARKET STREET
                       PHILADELPHIA, PENNSYLVANIA 19103

                             PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 4, 1995

                             GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Right Management Consultants, Inc., a Pennsylvania corporation (the "Company"), for use at the Company's annual meeting of shareholders (together with any and all adjournments and postponements, the "Meeting") which is scheduled to be held at 10:00 a.m., Eastern Daylight Savings Time, on Thursday, May 4, 1995 at the Company's headquarters, 1818 Market Street, 14th Floor, Philadelphia, Pennsylvania. This proxy statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about April 5, 1995.

   The Board of Directors knows of no other matters which are likely to be brought before the Meeting other than those specified in the Notice thereof. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the eleven nominees of the Board of Directors, "FOR" the amendment and renaming of the 1993 Stock Option Plan, "FOR" adoption of the Directors' Stock Option Plan and "FOR" the ratification of the selection by the Board of Arthur Andersen LLP as the Company's independent certified public accountants for the current fiscal year.

   Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

           VOTING SECURITIES, VOTING RIGHTS AND SECURITY OWNERSHIP

VOTING SECURITIES

   At the close of business on March 15, 1995, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding 2,646,247 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), each of which has one vote per share. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the purpose of considering the matters expected to be voted on at the meeting. Shareholders of the Company do not have the right to cumulate votes in the election of directors or otherwise.

PRINCIPAL SHAREHOLDERS AND SHAREHOLDINGS OF MANAGEMENT

   The following table sets forth certain information as of March 15, 1995 with respect to the holdings of Common Stock of each director and nominee for director, all directors and officers as a group and each person who was known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power. As used in this table, "beneficially owned" means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days of March 15, 1995 with respect to any shares.

   A Shareholders' Agreement is in effect among the Company and all holders of 2% or more of the outstanding shares of Common Stock of the Company who were shareholders on September 25, 1986 and who remain shareholders, directors or employees of the Company whereby each party has granted the Company, and after the Company the other parties to the Agreement, certain rights of first refusal with respect to a proposed sale of shares to a third party by such shareholder.

   All of the persons listed below are nominees for directors of the Company, except for Mr. Bohs, who is a "named officer" as defined under "Executive Compensation" below.

                                                           Number of         Percent
                                                             Shares            of
                 Name of Shareholder                   Beneficially Owned   Class(1)
- - ---------------------------------------------------   ------------------   ---------
Larry A. Evans  ....................................        129,979(2)        4.9%
Frank P. Louchheim  ................................        124,478(3)        4.7%
Richard J. Pinola  .................................        102,733(4)        3.7%
Nancy N. Geffner  ..................................         30,120(5)        1.1%
Joseph T. Smith  ...................................         24,382(6)           *
G. Lee Bohs  .......................................         20,250(7)           *
Robert M. Tomasko  .................................         10,667(8)           *
Joseph E. Jannotta, Jr.  ...........................          5,000              *
John R. Bourbeau  ..................................          6,450              *
Raymond B. Langton  ................................              0              *
Rebecca Maddox  ....................................              0              *
Catherine Selleck  .................................              0              *
All Directors and Officers as a Group (16 persons)          553,264(9)       20.4%
FMR Corp.  .........................................        271,400(10)      10.3%
 82 Devonshire Street
 Boston, MA 02019
T. Rowe Price Associates, Inc.  ....................        170,500(11)       6.4%
 100 E. Pratt Street
 Baltimore, MD 21202
Bidwell & Riddle Investment Advisory  ..............        168,050(12)       6.4%
 8400 E. Prentice Ave. Suite 1401
 Englewood, CO 80111

- - ------
  *  Less than 1%.

 (1) Any securities not currently outstanding but subject to options exercisable by such shareholder within 60 days of March 15, 1995 are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person.

 (2) The number of shares listed as held by Mr. Evans includes (a) an aggregate of 200 shares which are held by Mr. Evans as custodian for his two children and 6,850 shares held by his wife, as to which he disclaims beneficial ownership, (b) currently exercisable options to purchase an aggregate of 1,650 shares of the Company's Common Stock and (c) 6,552 shares held in the Company's 401(k) Plan.

 (3) The number of shares listed as held by Mr. Louchheim includes (a) an aggregate of 700 shares which are held by certain of his children as custodian for a total of seven minor grandchildren of Mr. Louchheim, as to which he disclaims beneficial ownership and (b) currently exercisable options to purchase an aggregate of 2,667 shares of the Company's Common Stock.

 (4) The number of shares listed as held by Mr. Pinola includes currently exercisable options to purchase an aggregate of 93,333 shares of the Company's Common Stock.

 (5) The number of shares listed as held by Ms. Geffner includes (a) an aggregate of 1,000 shares which are held by Ms. Geffner for the benefit of her two children, as to which she disclaims beneficial ownership and
     (b) currently exercisable options to purchase an aggregate of 5,333 shares of the Company's Common Stock.

 (6) The number of shares listed as held by Mr. Smith includes currently exercisable options to purchase an aggregate of 17,333 shares of the Company's Common Stock.

 (7) The number of shares listed as held by Mr. Bohs includes currently exercisable options to purchase an aggregate of 13,000 shares of the Company's Common Stock.

 (8) The number of shares listed as held by Mr. Tomasko includes currently exercisable options to purchase an aggregate of 5,667 shares of the Company's Common Stock.

 (9) The number of shares listed as held by the Directors and Executive Officers of the Company as a group includes, in addition to the currently exercisable options described above, (a) currently exercisable options to purchase an aggregate of 54,042 shares of the Company's Common Stock and (b) 8,380 shares held in the Company's 401(k) Plan.

(10) Based on Schedule 13G dated February 13, 1995, and filed by FMR Corp. with the Securities and Exchange Commission (the "SEC"). In such Schedule, FMR Corp., a Massachusetts corporation, reported having sole voting power with respect to 5,000 shares and sole dispositive power with respect to all such shares.

(11) Based on Schedule 13G dated February 14, 1995 and filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission. In such Schedule, Price Associates reported having sole dispositive power with respect to such shares. The Schedule 13G filed by Price Associates states the following:

     "These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 163,000 shares, representing 5.7% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities."

(12) Based on Schedule 13G dated March 14, 1995, and filed by Bidwell & Riddle Investment Advisory with the SEC.

COMPLIANCE WITH SECTION 16 (A) OF SECURITIES EXCHANGE ACT OF 1934

   Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16 (a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16 (a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were made on a timely basis; except reports relating to one option grant for Ms. Geffner and Mr. Szwec and one small gift of Company stock by Mr. Louchheim.

                            ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

   At the Meeting, the shareholders will elect eleven directors to hold office until the annual meeting of shareholders in 1996 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of the nominees for director shown below.

   The Board of Directors believes that the nominees are willing to serve as directors. If any nominee at the time of his or her election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. The nominees for election as directors, together with certain information about them, are as follows:

                        Director
        Name             Since       Age                    Positions
- - -------------------   ----------   -----    ----------------------------------------
Frank P. Louchheim .      1980       71     Founding Chairman and Director

Richard J. Pinola  .      1989       49     Chairman of the Board of Directors and Chief
                                            Executive Officer

Joseph T. Smith  ...      1991       60     President, Chief Operating Officer and
                                            Director

Larry A. Evans  ....      1980       52     Executive Vice President, Secretary and
                                            Director

Nancy N. Geffner  ..      1983       55     Executive Vice President, Managing Principal
                                            NY office and Director

Robert M. Tomasko  .      1989       46     Author, business consultant and Director

Joseph E. Jannotta .        --       67     Executive Vice President, Career Management
                                            Consulting and Director

John R. Bourbeau  ..        --       50     President of Right Associates of the Great
                                            Lakes Region, an Affiliate of the Company

Raymond B. Langton .        --       50     President and Chief Executive Officer of SKF
                                            North America

Rebecca Maddox  ....        --       41     President and Co-founder of Capital Rose,
                                            Inc.

Catherine Selleck  .        --       61     Business consultant

   Mr. Louchheim was one of the founders of the Company and from November 1980 until September 1987, Mr. Louchheim served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company. From January 1992 to December 31, 1993, he served as the full-time Chairman of the Board of Directors. Effective January 1, 1994, Mr. Louchheim was appointed Founding Chairman and continues as a Director.

   Mr. Pinola was elected as a Director by the Board in October 1989. Mr. Pinola is a Certified Public Accountant and joined Penn Mutual Life Insurance Company in 1969 and was appointed Senior Vice President, Insurance Business, in 1984. He was promoted to Executive Vice President of Insurance, Pensions and Marketing in 1987 and was elected President and Chief Operating Officer in 1988. In September 1991, he resigned from his position of President and Chief Operating Officer of Penn Mutual Life Insurance Company. From September 1991 until July 1992, at which time he was appointed President and Chief

Executive Officer of the Company, Mr. Pinola was a financial consultant to various organizations. Effective January 1, 1994, Mr. Pinola was appointed Chairman of the Board of Directors and continues as Chief Executive Officer. Mr. Pinola also serves as a director on the Board of K-Tron International and Robec, Inc., both of which are publicly held companies.

   From 1963 to 1980, Mr. Smith was employed at the Penn Mutual Life Insurance Company, where he worked in increasingly responsible positions. He was appointed Second Vice President of Administrative Services in 1973, and in 1976 was promoted to Vice President of Administration and Human Resources. From 1981 to 1984, Mr. Smith worked as an independent consultant offering a range of consulting services to businesses. He joined the Company as a Senior Consultant in Professional Services in August 1984 and, from August 1988 until September 1992 held the position of Regional Managing Principal for the Philadelphia, Pennsylvania Company Office. Mr. Smith was elected as a Director in May 1991. From September 1992 through December 1993, Mr. Smith served as the Company's Chief Operating Officer. Effective January 1, 1994, Mr. Smith was appointed President and continues as Chief Operating Officer.

   Prior to May 1978, Mr. Evans was professionally involved in the international finance and venture capital industries. From May 1978 to November 1980, Mr. Evans was employed as an independent outplacement consultant for Bernard Haldane Associates, Inc., reporting to Mr. Louchheim. Since November 1980, Mr. Evans has served as Executive Vice President, Secretary and a Director of the Company. In January 1988, Mr. Evans was named Regional Sales Manager of the New York City Company Office, and, in January 1990, Mr. Evans was named Regional Managing Principal of the Stamford, Connecticut Company Office. Since September 1992, Mr. Evans has held the position of Regional Managing Principal of the Philadelphia, Pennsylvania Company Office.

   From August 1979 to February 1981, Ms. Geffner was a Career Consultant with Bernard Haldane Associates, Inc. Since March 1981, Ms. Geffner has served as Regional Managing Principal of the New York City Company Office. In June 1983, Ms. Geffner was elected to the Board of Directors and in December 1983 was named an Executive Vice President of the Company. In 1993, Ms. Geffner took on the additional responsibilities of directing the Company's Key Executive Service program, the consulting program for senior executives, throughout the United States and Canada.

   Mr. Tomasko was elected as a Director by the Board in February 1989. From June 1978 to March 1987, Mr. Tomasko was employed as a management consultant with Arthur D. Little, Inc. in Cambridge, Massachusetts and in Washington, D.C. From March 1987 to October 1988, he was a principal and consultant to Temple, Barker & Sloane, Inc., the general management consulting subsidiary of the Marsh & McLennan Companies. Since November 1988, he has been a consultant to Arthur D. Little, Inc. with respect to their world-wide organization planning practice. He is the author of Downsizing: Reshaping the Corporation for the Future, published by the American Management Association in 1987 and Rethinking the Corporation, published in 1993 by the same publisher.

   Mr. Joseph E. Jannotta was appointed Director by the Board in October 1994. For 25 years Mr. Jannotta worked for Jewel Companies, Inc., a multibillion retailing conglomerate. He had roles in sales and management development, and he spent his last five years as Vice President of Human Resources of Osco Drug, one of the largest U.S. drug store chains. From 1975 to 1978, Mr. Jannotta was an owner and operator of a Company that introduced Yoplait Yogurt to the U.S., until it was sold to General Mills in 1978. In 1978, Mr. Jannotta founded Jannotta, Bray & Associates, Inc. a $17 million career management consulting firm where he served as Chairman until the Company acquired it in September 1994.

   From 1968 to 1980, Mr. Bourbeau served as the President of Bourbeau Automotive, an automotive aftermarket company. In 1981, Mr. Bourbeau founded Right Associates of the Great Lakes Region where he currently serves as the Regional Managing Principal and which has offices in Southfield, Grand Rapids, Lansing and Midland, Michigan, as well as Toledo, OH. Mr. Bourbeau also serves as a board member for the State of Michigan Chamber of Commerce and is a member of the Economic Club of Detroit.

   Prior to joining SKF Bearing Industries, Mr. Langton held key managerial posts with Fram Corporation (an Allied-Signal company). At Fram Corporation, Mr. Langton served as Vice President, Marketing and Business Development; Vice President and General Manager, Industrial Products Group; and Vice President - Operations. In July 1987, Mr. Langton became President of SKF Bearing Industries, where he was responsible for the manufacture and original equipment sales of all SKF standard bearings in the U.S. Currently, Mr.

Langton serves as President and Chief Executive Officer of SKF USA Inc., where he is responsible for SKF's worldwide seal and aero engine bearing businesses. He is a member of the Board of Directors of SKF USA Inc. and a Group Executive of AB SKF, Gothenburg Sweden, the world's largest manufacturer of bearings and one of the leading producers of seals. In addition to Mr. Langton's responsibilities at SKF, he is a member of the Regional Advisory Board of First Fidelity Bank. He holds an MBA from the Wharton School, University of Pennsylvania.

   Ms. Maddox held various senior executive positions prior to joining National Liberty Corporation, a subsidiary of Capital Holding Corporation. At National Liberty, Ms. Maddox served as the Senior Vice President of Marketing and was a member of the company's Strategy and Policy Committee. In 1990, Ms. Maddox created a new division of National Liberty called Compass Rose Development Corporation, which provided in depth training to women business owners in all areas of business ownership. In 1993, Ms. Maddox left Compass Rose to form a new company, Capital Rose, which provides access to financing, information and related products and services to women-owned businesses, where she currently serves as President and Co-founder. Ms. Maddox is also a Certified Public Accountant, holds an MBA from Columbia University and is the author of Inc. Your Dreams (Viking Penguin, May 1995).

   Ms. Selleck spent many years with IBM, including four years as the General Manager of IBM's Professional Services organization. Other executive positions with IBM included Corporate Director of Office and Decision Support Systems, U.S. Group Director of Quality and Vice President of Field Operations for the National Distribution Division. Subsequent to her positions with IBM, Ms. Selleck joined Metaphor, a software and services company, where she served as President and CEO, and was responsible for a major restructuring of the company functions. She is now an independent business consultant to information technology companies on a wide range of business issues. Ms. Selleck is a member of the Occidental College Board technOlogy of Trustees and a director of the Memorex Telex Corporation.

   During 1994, the Company's Board of Directors met ten times, at eight regularly scheduled meetings and at two special meetings. Each Director has been elected to serve for a one-year term, extending until the next annual meeting of shareholders.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board has a Compensation and Finance Committee, Options Committee, Audit Committee and Nominating Committee. Messrs. Calvin and Tomasko serve on the Compensation and Finance Committee, which oversees management's recommendations for remuneration arrangements, annual budgets and the overall financial performance of the Company. Messrs. Hainline, Calvin and Tomasko serve on the Audit Committee, whose principal function is to oversee the annual audit and financial reporting of the Company. Messrs. Calvin and Tomasko, the two outside directors on the Compensation and Finance Committee also serve on the Options Committee which evaluates the past and expected contributions of the key employees to the success and future results of the Company and determines whether to authorize and approve a grant of stock options to such employees. Messrs. Louchheim, Evans, Pinola and Ms. Geffner serve on the Nominating Committee which recommends to the Board of Directors nominees for election or reelection as director at the next annual meeting of shareholders.

   From January 1, 1994 to May 31, 1994, Mr. Calvin served as Chairman of the Compensation and Finance Committee and as a non-officer member of the Audit Committee. In connection with a reorganization of the Committees, effective June 1, 1994, Mr. Calvin became Chairman of the Audit Committee but continued to serve as a non-officer member of the Compensation and Finance Committee. From January 1, 1994 to May 31, 1994, Mr. Tomasko was a non-officer member of the Compensation and Finance Committee. In connection with the reorganization discussed above, effective June 1, 1994, Mr. Tomasko was appointed as its Chairman and he became a member of the Audit Committee. From January 1, 1994 to May 31, 1994, Mr. Hainline served as Chairman of the Audit Committee, after which he remained a non-officer member thereof. For these services, Mr. Calvin, Mr. Tomasko and Mr. Hainline received $16,583, $13,706 and $6,875, respectively. During 1994, the Compensation and Finance Committee met eleven times, the Audit Committee met seven times and the Options Committee met four times. No additional fees were received by members of the Nominating or Options Committees for service thereon.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   In addition to the amounts reported above, Right Human Resource Consultants, Inc. ("RHRC"), the Affiliate operation owned by Mr. Hainline, received approximately $760,000 in fees from the Company for services his offices performed on behalf of the Company. RHRC paid the Company approximately $4,739,000 in royalties and fees for services the Company's offices performed on behalf of RHRC. The fee amounts paid and received by RHRC were in accordance with the Company's standard fee and royalty arrangement with all of the Company's Affiliates under the Right Associates Affiliate Agreement.

     PROPOSAL TO AMEND AND RENAME THE RIGHT MANAGEMENT CONSULTANTS, INC.
                     1993 STOCK OPTION PLAN (THE "PLAN")

   The Board of Directors believes that attracting, motivating and retaining key personnel of the Company is essential to the Company's growth and success. The Board also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating key personnel of the Company and rewards for outstanding service. In this regard, stock options have been and will continue to be an important element of compensation for key personnel. The Board believes that the implementation of a restricted stock feature into the Plan will further enable employees to acquire or increase their proprietary interest in the Company and, along with the stock options contemplated by the Plan, will promote a close identity of interest between employees and the Company's shareholders. Such awards will also provide to employees an increased incentive to expend their maximum efforts for the success of the Company's business.

   Accordingly, on March 21, 1995, the Company's Board of Directors adopted, subject to shareholder approval, the below-described amendments to the Plan. Authorizing grants of both stock options and restricted stock, the amended Plan is intended to give the Company greater flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to closely link compensation to performance and to reward key personnel for outstanding service.

   Because the proposed amendment to the Plan calls for the ability of the Company to grant restricted stock awards in addition to stock options, the proposal also contemplates renaming the Plan. The proposed new name for the Plan is the 1993 Stock Incentive Plan.

1. SUMMARY OF THE PLAN

   The key features of the Plan, as proposed to be amended, are as follows:

       (a) Plan Name. As amended, the name of the Plan shall be the 1993 Stock Incentive Plan.

       (b) Eligibility. All employees and members of the Board of Directors of the Company, and consultants who are managing principals of one or more franchisees of the Company are eligible to receive options under the Plan. Only employees (including employee-directors) will be eligible to receive restricted stock under the Plan. Members of the Committee administering the Plan (see "Administration" below) are ineligible to receive any awards under the Plan. Currently, there are approximately 425 persons eligible to receive awards under the Plan.

       (c) Grant. As amended, the Plan will allow the Committee (as defined below) to grant singly, or in any combination, options and restricted stock as the Committee, in its sole discretion, may determine. Options may be in the form of Incentive Stock Options or Non-qualified Stock Options.

       (d) Shares Covered by the Plan. The maximum number of shares of common stock reserved for issuance under the Plan (the "Plan Shares") is 700,000, subject to adjustment upon the occurrence of a stock dividend, stock split, recapitalization or certain other capital adjustments. Of the 700,000 Plan Shares, 408,474 remain available for future awards. If an option granted under the Plan expires, terminates or is cancelled without having been fully exercised for any reason or if restricted stock granted under the Plan is forfeited for any reason, the Plan Shares underlying the unexercised portion of such option or forfeited restricted stock, as the case may be, may again be the subject of one or more awards granted pursuant to the Plan. No more than 300,000 of the Plan Shares will be available for award in the form of restricted stock. Furthermore, no single Plan participant may receive, in any calendar year, awards entitling such participant to more than 10% of the Plan Shares. Prior to the date of this proxy, option grants have been made under the Plan to the following persons and groups (with the underlying share amounts immediately following each person or group): Richard
   J. Pinola, Chairman and Chief Executive Officer (82,400); Frank P. Louchheim, Founding Chairman and Director (7,000); Joseph T. Smith, President and Chief Operating Officer (47,500); G. Lee Bohs, Chief Financial Officer (26,500); Nancy N. Geffner, Executive Vice-President (7,000); all current executive officers as a group (227,525); all current directors who are not executive officers as a group (11,000); Larry A. Evans (2,000); Donald L. Calvin (2,000); Alvin N. Hainline (7,000); Robert M. Tomasko (2,000); Joseph E. Jannotta (10,000); all other employees as a group (78,167). As of March 30, 1995, the fair market value of a share of common stock of the Company was $17.50.

       (e) Administration. The Plan will be administered by a committee composed of two or more of the Company's Directors (the "Committee"). Each member of the Committee shall be a "disinterested person", as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provision of the Plan, the Committee is authorized to determine the participants to whom, and the times at which, awards under the Plan shall be granted. Furthermore, the Committee will have the authority to determine the type of award to be granted and the number of shares and/or amount of restricted stock (or any combination thereof) which will comprise such award. The Committee is authorized to determine other terms and conditions of awards which are not inconsistent with the Plan. Any awards granted pursuant to the Plan will be evidenced by an award document which will set forth the terms of the award. Interpretation and construction by the Committee of any provision of the Plan or of any award document is final, binding and conclusive. The Company's Board of Directors has elected Donald L. Calvin and Robert M. Tomasko to serve as the members of the Committee, until their resignation or removal from such Committee.

       (f) Term of the Plan. No award may be granted under the Plan after October 27, 2002.

       (g) Option Provisions.

          (i) Exercise Price of Options under the Plan. Under the Plan, the Committee determines for each option grant, the exercise price for the shares covered thereby (the "Option Shares"). The exercise price cannot be less than 85% of the fair market value of the Option Shares at the time of grant, provided that, with respect to all Incentive Stock Options, the exercise price may not be less than 100% of the fair market value of such shares on the date that the option is granted. In addition, if an Incentive Stock Option is granted to an optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares of the Company's stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least 110% of the fair market value of such shares on the date the option is granted.

          (ii) Payment. Payment for shares of common stock purchased upon exercise of options granted under the Plan may be made in cash or by such other mode of payment as the Committee may approve.

          (iii) Restriction on Exercise. An option cannot be exercised before the later of six months from the date of grant or the expiration of any longer period prescribed by the Committee.

          (iv) Term of Options. The right of an optionee to exercise any part of an option granted pursuant to the Plan terminates on the first to occur of the following:

               (A) Ten years after the date of grant or expiration of the option terms specified in the option document;

               (B) If an Incentive Stock Option, five years from the date of grant if the optionee possesses more than 10% of the combined voting power of all classes of stock of the Company;

               (C) Expiration of one year from the date the optionee's employment or service terminates with the Company as a result of death or disability;

               (D) Expiration of three months from the date the optionee's employment or service with the Company terminates for any reason other than death, disability or those reasons specified in subsections (F) and (G) of this paragraph;

               (E) The date set by the Committee as an accelerated expiration of termination date (which can be no earlier than 30 days after notice of such date) in the event of a "Change of Control" (as hereinafter defined);

               (F) The date of a finding by the Committee that the optionee (a) became employed by a competitor without the consent of the Company or has become engaged in competition with the Company, (b) has been dishonest or fraudulent in any matter affecting the Company, (c) committed an act substantially detrimental to the interest of the Company or was terminated for reasons which constitute cause under applicable law, or (d) disclosed secret or confidential information of the Company; and

               (G) The date set by the Board as an accelerated expiration date in the event of the liquidation or dissolution of the Company.

               In the event an optionee is found to have done anything described in clause (F), in addition to immediate termination of the option, the optionee will automatically forfeit all Option Shares for which the Company has not yet delivered stock certificates, upon refund by the Company of the option price paid for such Option Shares.

          (v) Transferability of Options. Options granted under the Plan are not transferable by the optionee except by will or the laws of descent and distribution. However, a non-qualified stock option may be transferred pursuant to the terms of a "qualified domestic relations order", within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

          (vi) Amendment of the Option Documents. The Committee may amend the provisions of option documents issued to an optionee under the Plan, subject to limitations imposed by the Plan and to the optionee's consent if the amendment is not favorable to the optionee. Consent of the optionee is not required for acceleration of the expiration date of an option granted under the Plan in the event of the dissolution or liquidation of the Company or by the occurrence of certain other corporate transactions.

       (h) Restricted Stock. As amended, the Plan will also authorize the Committee to grant awards of restricted stock. Such restricted stock will consist of shares which may not be sold, transferred or otherwise disposed of by participants and which may be forfeited in the event of termination of employment or for other reasons as determined by the Committee prior to the end of a restriction period established by the Committee. The minimum restriction period that may be established by the Committee shall be six months from the grant of restricted stock. An award of restricted stock would entitle a participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon unless otherwise determined by the Committee. The Committee, in its sole discretion, may permit or require the payment of any cash dividends on restricted stock to be deferred and, if the Committee so determines, reinvested in additional restricted stock or other investment vehicles. An award of restricted stock may contain other restrictions or limitations at the discretion of the Committee. Unless otherwise provided by the Committee at the time of grant or otherwise, upon termination of employment for any reason during a restriction period, all shares of restricted stock still subject to restriction will be forfeited by the participant. At the expiration of each applicable restriction period, the Company will release to the participant certificates for the restricted stock as to which any applicable restrictions and conditions have been satisfied.

       (i) Amendments of the Plan. The Board of Directors or its executive committee in its discretion, may amend the Plan from time to time but may not, without obtaining shareholder approval within twelve months before or after such action, change the class of the individuals eligible to receive an Incentive Stock Option or increase the maximum number of Plan Shares (other than as a result of an adjustment in the event of a stock dividend, stock split, recapitalization or certain other capital adjustments), or make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. No amendment to the Plan shall adversely affect any outstanding option or restricted stock, without the consent of the optionee or the holder of restricted stock, as the case may be. Subject to the provisions of the Plan, the Board of Directors may authorize adjustments to options granted under the Plan with respect to the number of shares subject to the options, option price, term and any restrictions. Such adjustments may be accomplished by cancellation of outstanding options and subsequent granting of options. The Board of Directors may not reduce the exercise price of outstanding options other than for adjustments in the Company's capitalization without first obtaining shareholder approval.

       (j) Change of Control. In the event of a Change of Control, all options previously granted become immediately exercisable, and the Committee may take whatever other action with respect to the outstanding options and restricted stock it deems necessary or desirable. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

          (i) Approval by the Company shareholders (or Board, if shareholder action is not required) of a plan or arrangement relating to the dissolution or liquidation of the Company or a definitive agreement to sell or otherwise dispose of substantially all of the Company's assets;

          (ii) Approval of a definitive agreement to merge or consolidate the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of the Company's common stock immediately prior to the merger or consolidation will have at least a majority ownership of common stock (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the voting securities) of the surviving corporation immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of common stock of the Company immediately before the merger or consolidation;

          (iii) The date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (i) the Company or any of its subsidiaries; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; and
       (iii) the chief executive officer immediately prior to the determination of whether a change of control has occurred or any group of which such chief executive officer is a member or any entity of which such chief executive officer has voting control of 25% or more of the voting interest, shall have become the beneficial owner of, or shall have obtained voting control of more than 25% of the outstanding shares of the Company's common stock; or

          (iv) The first day after the date the Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

       (k) Withholding of Taxes. Whenever the Company proposes or is required to deliver restricted stock certificates or deliver or transfer shares in connection with the exercise of an Option, or whenever the Company is otherwise obligated to withhold taxes in connection with an option or restricted stock, the Company has the right to require the recipient of Option Shares or restricted stock to remit or otherwise make available to the Company an amount sufficient to satisfy an federal, state and/or local withholding tax requirements prior to the delivery or transfer of an certificate or certificates for such restricted stock or Option Shares or to take whatever action it deems necessary to protect its interests with respect to tax liabilities.

2. FEDERAL INCOME TAX MATTERS

   The following discussion is intended to point out the general principles of current federal income tax law applicable to the options and restricted stock.

   (a) Incentive Stock Options.

   Incentive Stock Options granted under the Plan are intended to qualify for the favorable federal income tax treatment currently afforded "Incentive Stock Options" as defined under Section 422 of the Code.

   Under the Code, generally no federal income tax is imposed at the time an Incentive Stock Option is granted or exercised. While ordinarily no income is required to be recognized at the time an Incentive Stock Option is exercised it should be noted that, for purposes of the alternative minimum tax imposed by Section 55 of the Code, an Incentive Stock Option is treated as a Non-Qualified Stock Option. Therefore, the excess of the fair market value of the shares of stock subject to the Incentive Stock Option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. If an optionee disposes of stock acquired pursuant to the exercise of an Incentive Stock Option within the same taxable year as the exercise of such option, then the amount of ordinary income recognized for alternative minimum tax purposes is the lesser of (i) the excess of the fair market value of the shares over the exercise price at the time the option is exercised, or (ii) the excess of the amount realized on the sale of such stock by the optionee over the exercise price. Accordingly, the exercise of an Incentive Stock Option by an optionee may cause the optionee to incur some alternative minimum tax. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of any Incentive Stock Option is equal to the fair market value taken into account in determining the amount of ordinary income recognized for alternative minimum tax purposes.

   If the shares of stock acquired upon the exercise of an Incentive Stock Option are not disposed of (i) within two years after the date of the grant of the Incentive Stock Option, or (ii) within one year after the exercise of the Incentive Stock Option, then, generally, any gain realized upon the sale or other disposition of such shares will be treated as long-term capital gain. These holding periods are not applicable to Incentive Stock Options exercise after the death of an optionee by his estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the optionee.

   The optionee's tax basis in shares of stock acquired upon the exercise of an Incentive Stock Option is equal to the exercise price paid in the event that the entire exercise price is paid in cash. In a case where the optionee pays all or a portion of the exercise price in the form of shares of stock of the Company already owned by him or her, Proposed Treasury Regulations provide that the optionee's basis and holding period in the shares of stock acquired upon the exercise of an Incentive Stock Option are determined as follows:

       (i) For that number of shares of stock which is equal to the number of already-owned shares of stock that are delivered to the Company in part or in full payment of the exercise price, the basis (and holding period) is the same as the basis and holding period of such already-owned shares; and

       (ii) For any shares of stock received in excess of the number of already-owned shares of stock that are delivered to the Company in part or in full payment of the exercise price (the "Additional Shares"), the basis is equal to the amount of cash, if any, paid in connection with the exercise of the option; and the holding period for the Additional Shares commences on the date of exercise of the Incentive Stock Option.

   In the event an optionee sells or otherwise disposes of shares of stock acquired upon the exercise of an Incentive Stock Option before the expiration of two years after the grant of the Incentive Stock Option or before the expiration of one year after the exercise of the Incentive Stock Option (a "Disqualifying Disposition"), the lesser of (i) the excess of the fair market value of the shares of stock at the time the Incentive Stock Option was exercised over the exercise price of such shares, or (ii) the amount realized upon such Disqualifying Disposition over the optionee's tax basis in the shares of stock, is treated as ordinary income at the time of the sale or other disposition. Any gain upon a Disqualifying Disposition which is not treated as ordinary income will be treated as long-term capital gain if the shares of stock have been held for a period of more than one year prior to such disposition. The Company generally is entitled to a tax deduction equal to the amount of ordinary income, if any, recognized by the optionee upon a Disqualifying Disposition.

   (b) Non-Qualified Stock Options.

   Non-qualified Stock Options granted under the Plan are not intended to qualify for the favorable federal income tax treatment accorded to Incentive Stock Options. Generally, an optionee should not recognize any income for federal income tax purposes at the time of the grant of a Non-qualified Stock Option under the Plan. Upon the exercise of a Non-qualified Stock Option, the excess of the fair market value of the shares of stock acquired pursuant to such exercise, determined at the time of the exercise, over the exercise price, constitutes ordinary income to the optionee. The Company generally is entitled to a corresponding income tax deduction for the taxable year in which the optionee is required to recognize such ordinary income.

   Optionees who are subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), unless they elect within 30 days of exercising a Non-qualified Stock Option to be taxed as of the time of such exercise (on the basis of the fair market value of the stock at the time of such exercise), are permitted to defer the calculation and imposition of the tax on the gain realized from the exercise until the earlier of (i) the expiration of such six-month period, or (ii) the first day on which the sale of such stock at a profit will not subject such optionee to suit under Section 16(b).

   (c) Restricted Stock.

   Generally, a participant who receives a grant of restricted stock will recognize ordinary income with respect to such stock in the year or years in which such stock ceases to be subject to forfeiture. The amount of ordinary income recognized will be equal to the fair market value of the restricted stock on the date it ceases to be subject to forfeiture. Notwithstanding the general rule, a participant who receives restricted stock which is subject to forfeiture may elect, within 30 days of the issuance of such stock, to include in his or her taxable income for the year of issuance an amount equal to the fair market value of such restricted stock at the date of such issuance. If a participant makes this election, no additional ordinary income is required to be recognized at the time the risk of forfeiture for such restricted stock lapses. However, in the event that such participant actually forfeits the stock, such participant may not deduct the amount previously included in income pursuant to the election. Any dividends paid to a participant on restricted stock prior to the lapse of the risk of forfeiture will be treated as ordinary income to the participant in whose name such stock is registered.

   The Company will be entitled to a deduction with respect to a restricted stock award in the year in which ordinary income is recognized by the participant on account of such award. Such deduction will be equal to the amount of ordinary income recognized by the participant with respect to such restricted stock.

   (d) Taxation of Capital Gains and Ordinary Income.

   Currently, the maximum effective rate of tax imposed on ordinary income is 39.6% and the maximum marginal rate of tax imposed on long-term capital gains is 28%. In addition to this difference in tax rates, the distinction between capital gains and ordinary income is relevant for a number of reasons, including the fact that capital losses only are deductible against capital gains and a limited amount ($3,000) of ordinary income.

   The above description is a partial summary of material provisions of the 1993 Stock Option Plan, including amendments adopted by the Board of Directors on March 21, 1995. This summary is qualified in its entirety by reference to the full text of the Plan, as amended and renamed, which appears as Exhibit A attached to this proxy statement.

   The affirmative vote of the holders of a majority of the Company's common stock present at the meeting in person or by proxy is required to approve the amendments to the Plan adopted by the Board as described above. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE AMENDMENTS TO, AND RENAMING OF, THE 1993 STOCK OPTION PLAN.

           PROPOSAL TO ADOPT THE RIGHT MANAGEMENT CONSULTANTS, INC.
             DIRECTORS' STOCK OPTION PLAN (THE "DIRECTORS' PLAN")

   The Directors' Plan is intended to recognize the contributions made to the Company by the non-employee members of the Board of Directors, to provide such persons with additional incentive to devote themselves to the future success of the Company and its Affiliates, and to improve the ability of the Company to attract, retain and motivate individuals who may serve as members of the Company's Board of Directors, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's common stock. Accordingly, on December 14, 1994, the Board of Directors adopted, subject to shareholder approval, the Directors' Plan.

1. SUMMARY OF THE DIRECTORS' PLAN

   The key features of the Directors' Plan are as follows:

       (a) Eligibility. Members of the Board of Directors of the Company who are not employees of the Company are eligible to receive options under the Directors' Plan. Currently, there are three (3) persons eligible to receive such options.

       (b) Shares Covered by the Directors' Plan. The aggregate maximum number of shares for which options may be granted pursuant to the Directors' Plan is 100,000 shares of common stock, subject to adjustment upon the occurrence of a stock dividend, stock split, recapitalization or certain other capital adjustments. Shares received upon exercise of an option are hereinafter referred to as "Director Option Shares." If an option granted under the Directors' Plan expires or terminates without having been fully exercised for any reason, the Director Option Shares not exercised will be available for the grant of additional options under the Directors' Plan, to the extent additional options thereunder may be granted. The number of shares subject to options granted under the Directors' Plan to any individual eligible director (a "Director Optionee") is fixed at 2,000 shares per year, subject to adjustment as described above. The options vest over a three (3) year period so that a Director Optionee will have the right to exercise a particular option with respect to one-third of the Director Option Shares on each of the first three anniversaries of the grant date. The fair market value of a share of common stock of the Company on March 30, 1995 was $17.50.

       (c) Grants. During the term of the Directors' Plan, each non-employee director will be granted, on the last business day of each calendar year, an option to purchase 2,000 shares of common stock of the Company, subject to adjustment as previously described. Grants under the Directors' Plan are intended to constitute "formula awards" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and will be in the form of Non-qualified Stock Options.

       (d) Administration. The Plan will be administered by the Company's Board of Directors in a manner consistent with Rule 16b-3 under the Securities Exchange Act of 1934.

       (e) Term of the Directors' Plan. The Board of Directors may terminate the Directors' Plan at any time. Unless it has been previously terminated, the Directors' Plan shall terminate, and no further options may be granted under the Directors' Plan after December 31, 2004.

       (f) Purchase Price of Securities Under the Directors' Plan. Under the Directors' Plan, the exercise price for the Director Option Shares (the "Option Price") will be the fair market value of such shares on the date the option is granted.

       (g) Amendments. The Board of Directors or its Executive Committee, in its discretion, may amend the Directors' Plan from time to time in such manner as it may deem advisable. The Directors' Plan may not be amended
   (i) more than once every six (6) months, other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended or (ii) without the approval of the Company's shareholders if the amendment would (A) materially increase the benefits accruing under the Directors' Plan, (B) materially increase the number of securities which may be issued under the Directors' Plan, or (C) materially modify the requirements as to eligibility for participation in the Directors' Plan.

       (h) Payment. Payment for shares of common stock purchased upon exercise of options granted under the Directors' Plan may be made in cash or by such other mode of payment as the Compensation Committee may approve, including shares of the Company's common stock.

       (i) Term of Options. The right of a Director to exercise any part of an option granted pursuant to the Directors' Plan terminates on the first to occur of the following: (i) five years from and including the date of grant; (ii) expiration of three months from and including the date the Director Optionee's employment or service with the Company terminated for any reason other than death or disability; (iii) the expiration of one (1) year from and including the date the Director Optionee's service as a member of the Board of Directors terminated by reason of death or disability.

       (j) Change of Control. In the event of a Change of Control, all options previously granted become immediately exercisable. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (A) approval by the Company's shareholders (or Board, if shareholder action is not required) of a plan or arrangement relating to the dissolution or liquidation of the Company or a definitive agreement to sell or otherwise dispose of substantially all of the Company's assets;
   (B) approval of a definitive agreement to merge or consolidate the Company with or into another corporation, other than a merger or consolidation of the Company in which holders of the Company's stock immediately prior to the merger or consolidation will have at least a majority ownership of common stock (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the voting securities) of the surviving corporation immediately after the merger or consolidation, which common stock (and if applicable, voting securities) is to be held in the same proportion as such holders' ownership of common stock of the Company immediately before the merger or consolidation; (C) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, and (iii) the chief executive officer of the Company immediately prior to the determination of whether a Change of Control has occurred or any group of which such chief executive officer is a member or any entity on which such chief executive officer has voting control of 25% or more of the voting interests, shall have become the beneficial owner of, or shall have obtained voting control of more than 25% of the outstanding shares of the Company's common stock; or (D) the first day after the date the Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

       (k) Transferability of Options. Options granted under the Directors' Plan are not transferable by the Director Optionee except by will or by the laws of descent and distribution. However, an option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of the Employee Retirement Income Security Act of 1974, as amended. During the lifetime of the person to whom an option is granted, such option may be exercised only by such person.

       (l) Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer shares in connection with the exercise of an option under the Directors' Plan, the Company has the right to require the Director Optionee to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates of such shares or to take whatever action it deems necessary to protect its interests with respect to tax liabilities in connection with the issuance of such shares.

       (m) Initial Grants. The following table sets forth the options granted to non-employee directors under the Directors' Plan prior to the date of this proxy statement:

                              NEW PLAN BENEFITS
                         DIRECTORS' STOCK OPTION PLAN

           Non-employee            Number of Shares      Exercise Price
             Director             Underlying Options       Per Share
     -----------------------      ------------------     --------------
     Donald L. Calvin ...........       2,000              $ 20.25
     Alvin N. Hainline ..........       2,000                20.25
     Robert M. Tomasko ..........       2,000                20.25

       The above awards under the Directors' Plan are subject to shareholder approval of the Directors' Plan. In the event that shareholders do not approve the Directors' Plan, the initial awards of options will be canceled. Mr. Tomasko has declined to accept his award under the Directors' Plan.

2. FEDERAL INCOME TAX MATTERS

   The following discussion is intended to point out the general principles of current federal income tax law applicable to the options to be granted under the Directors' Plan.

       (a) Non-Qualified Stock Options.

       Options granted under the Directors' Plan will be in the form of Non-qualified Stock Options. Non-qualified Stock Options granted under the Directors' Plan are not intended to qualify for the favorable federal income tax treatment accorded to Incentive Stock Options. Generally, a Director Optionee should not recognize any income for federal income tax purposes at the time of the grant of a Non-qualified Stock Option under the Directors' Plan. Upon the exercise of a Non-qualified Stock Option, the excess of the fair market value of the shares of stock acquired pursuant to such exercise, determined at the time of the exercise, over the exercise price, constitutes ordinary income to the Director Optionee. The Company generally is entitled to a corresponding income tax deduction for the taxable year in which the Director Optionee is required to recognize such ordinary income.

       Director Optionees who are subject to the short-swing profit rules of
   Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), unless they elect within 30 days of exercising a Non- qualified Stock Option to be taxed as of the time of such exercise (on the basis of the fair market value of the stock at the time of such exercise), are permitted to defer the calculation and imposition of the tax on the gain realized from the exercise until the earlier of (i) the expiration of such six-month period, or (ii) the first day on which the sale of such stock at a profit will not subject such Director Optionee to suit under Section 16(b).

       (b) Taxation of Capital Gains and Ordinary Income.

       Currently, the maximum effective rate of tax imposed on ordinary income is 39.6% and the maximum marginal rate of tax imposed on long-term capital gains is 28%. In addition to this difference in tax rates, the distinction between capital gains and ordinary income is relevant for a number of reasons, including the fact that capital losses only are deductible against capital gains and a limited amount ($3,000) of ordinary income.

       The above description is a partial summary of material provisions of the Directors' Plan which was adopted by the Board of Directors on December 14, 1994. It is qualified in its entirety by reference to the full text of the Directors' Plan which appears as Exhibit B attached to this proxy statement.

       The affirmative vote of the holders of a majority of the Company's common stock present at the meeting in person or by proxy is required to approve the adoption of the Directors' Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE DIRECTORS' PLAN.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers for 1994 (the "named officers") and the compensation paid to each such individual for 1992 and 1993.

                                             Annual Compensation                          Long Term Compensation
                               ------------------------------------------    ------------------------------------------------------
                                                                                             Common
                                                                             Restricted       Stock
                                                           Other Annual        Stock        Underlying       LTIP     All other
        Name            Year       Salary      Bonus      Compensation(1)     Awards ($)    Options (#)     Payouts Compensation(2)
        ----            ----       ------      -----      ---------------   ------------   ------------     ------- ---------------
Richard J. Pinola       1994     $350,000    $822,500            --               --           30,000          --       $61,805
Chairman of the         1993      175,000     489,588(3)         --               --           35,000          --        40,318
Board and CEO           1992       75,000(4)       --            --               --          115,000          --         7,314

Frank P. Louchheim      1994      165,000     246,750            --               --            2,000          --       $ 3,465
Founding Chairman       1993      175,000     130,557            --               --            2,000          --         2,249
                        1992      193,000       9,180            --               --            3,000          --         2,182

Joseph T. Smith         1994      225,000     392,400            --               --           20,000          --       $ 3,465
President and COO       1993      175,000     280,333          36,442             --           15,000          --         2,249
                        1992      105,000      22,045          52,645             --           12,500          --         2,182

Nancy N. Geffner        1994      225,000     359,497            --               --            3,000          --       $ 3,465
EVP, Managing           1993      208,000     165,971          24,244             --            4,000          --         2,249
Principal NY Office     1992      147,200      16,865            --               --               --          --         2,182

G. Lee Bohs             1994      105,000     183,095            --               --           10,000          --       $ 3,465
Chief Financial         1993       95,000     137,478            --               --            9,000          --         2,249
Officer                 1992       81,250       3,516            --               --            7,500          --         2,182

- - ------
(1) Consists of sales commissions.

(2) Includes amounts paid, payable or accrued in connection with retirement. Such amounts consist of contributions and allocations to qualified and nonqualified defined contribution plans. Matching contributions to the qualified defined contribution plans vest at a rate of 33 1/3 % per year from the date of hire. Contributions to the nonqualified plans vest according to the terms in each officer's respective Employment Agreement (see Employment Agreements).

(3) Bonus for the period July 1, 1992 through December 31, 1993.

(4) Salary for the period July 1, 1992 through December 31, 1992.

STOCK OPTION GRANTS

   In 1992, the Company implemented the Stock Option Plan of 1993 pursuant to which options to purchase Common Stock of the Company were granted to officers and other key employees of the Company and its subsidiaries. The table below shows option grants in 1994 to the named officers.

                                                                                               Potential Realizable Value at
                                                                                                  Assumed Annual Rates of
                                                                                                Stock Price Appreciation for
                                               Individual Grants                                      Option Term (2)
                   ------------------------------------------------------------------------   -------------------------------
                    Number of Securities    % of Total Options
                     Underlying Options    Granted to Employees    Exercise      Expiration
       Name         Granted in 1994 (1)         in FY 1994           Price          Date             5%              10%
- - -----------------  --------------------    --------------------   ----------   ------------   --------------   --------------
Mr. Pinola ......          30,000                  21.7%            $18.13        12/13/99        $150,228        $331,965
Mr. Louchheim ...           2,000                   1.4%             18.13        12/13/99          10,015          22,131
Mr. Smith .......          20,000                  14.5%             18.13        12/13/99         100,152         221,310
Ms. Geffner .....           3,000                   2.2%             18.13        12/13/99          15,023          33,196
Mr. Bohs ........          10,000                   7.2%             18.13        12/13/99          50,076         110,655

- - ------
(1) All options granted to the named officers were granted on December 14, 1994 and the first one-third become exercisable December 14, 1995. The term of all the options is five years and the options vest on a cumulative basis, one-third each year. All options were granted at an exercise price equal to the then current closing price of the Company's common stock on the NASDAQ Stock Market as of the date of grant. If a change in control (as defined in the Stock Option Plan) were to occur before the expiration date, these options would become exercisable immediately.

(2) The potential realizable values are based on an assumption that the stock price of the Company's common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, nontransferability or vesting over a three year period. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's common stock.

OPTION EXERCISES AND YEAR-END OPTION VALUE

   The table below shows information concerning the exercise of stock options during 1994 by each of the named officers and the year-end value of the in-the-money unexercised options. The information below represents options granted from the Company's Stock Option Plan of 1986 and the Company's Stock Option Plan of 1993.

                                                            Number of Securities              Value of Unexercised
                                                           Underlying Unexercised             In-the-Money Options
                                                            Options at FY-End (#)               at FY-End ($)(1)
                                                      --------------------------------  --------------------------------
                    Shares Acq'd. on       Value
       Name           Exercise (#)     Realized ($)    Exercisable      Unexercisable     Exercisable     Unexercisable
- - -----------------  ----------------    ------------   -------------   ---------------   -------------    ---------------
Mr. Pinola ......        1,250            18,438          92,083           92,917         $1,249,462         $768,263
Mr. Louchheim ...            0                 0           2,667            4,333             24,667           21,333
Mr. Smith .......            0                 0          16,333           35,167            129,458          140,167
Ms. Geffner .....        4,500            79,875           4,333            6,667             22,458           24,417
Mr. Bohs ........            0                 0          11,750           19,750             88,156           83,344

- - ------
(1) Based on the closing price ($20.25) on the NASDAQ Stock Market on December 30, 1994.

EMPLOYMENT AGREEMENTS

   Effective July 1, 1992, the Company's Board of Directors elected Mr. Pinola as the Company's President and Chief Executive Officer and the Company entered into an Employment Agreement with him having an initial term expiring December 31, 1995 and initially providing for a base annual salary of $150,000 through September 30, 1993, $250,000 from October 1, 1993 through December 31, 1994 and $300,000 for 1995. In connection with his promotion to Chairman of the Board effective January 1, 1994, Mr. Pinola's compensation was increased to provide an annual base salary of $350,000 for 1994. Pursuant to the Agreement, the Company will pay to Mr. Pinola annually as incentive compensation a cash bonus based upon the Company's financial performance for that year in such amounts, if any, as are determined by the Company's Board or Compensation and Finance Committee. The 1993 bonus determination relates to the 18 month period ending December 31, 1993. Mr. Pinola is also entitled to participate in and receive the benefits of any profit sharing, retirement plans and insurance programs made available to other similarly situated employees of the Company. Under his Agreement, Mr. Pinola will participate in a deferred compensation plan to which 5% of his compensation, including base salary and bonuses, will be credited annually. Mr. Pinola is vested in his deferred compensation account balance at the rate of 10% a year, beginning with his attainment of age 47. The account balance is payable as a life annuity (based on specified mortality tables) in equal monthly installments with interest on the unpaid balance upon his termination of service with the Company (except for death or if he is discharged for cause) on or after age 62, subject to earlier payment in the event of death or disability prior to termination of service, termination by the Company without cause and under certain circumstances relating to a change in control of the Company. In the event there is a change in control of the Company, as defined in the Agreement, the Agreement provides that the Company shall establish a trust and shall, from time to time, transfer into such trust sufficient assets to meet the Company's obligation to pay the deferred compensation benefits to Mr. Pinola and his beneficiaries. Also, in the event there is a termination of Mr. Pinola's employment within two years after the change in control, he shall be entitled to begin receiving his deferred compensation benefits as if he had reached his normal retirement date prior to such termination.

   Mr. Pinola's Employment Agreement is renewable for successive one year terms unless either party gives the other party notice of non-renewal at least 120 days prior to the expiration of the then current term. Mr. Pinola may terminate the Agreement upon 120 days prior written notice to the Company. In the event that Mr. Pinola's employment is terminated by the Company without cause, his employment is not renewed at the end of the initial term or any renewal term of his Employment Agreement, or if Mr. Pinola terminates his employment as a result of various reasons specified in the Agreement, he will be entitled to severance compensation equal to the greater of $300,000 or his base salary and cash bonus paid during the 12 month period immediately preceding the termination. This amount will be payable over the longer of the remaining term of the Agreement or 12 months from the date of termination. Upon certain changes in control (as defined in the Agreement) of the Company, Mr. Pinola may, upon written notice given to the Company within 60 days thereafter, elect to either (a) continue his employment with the Company for a period equal to the greater of the then current term or a period which expires two years after the date of the change in control or (b) terminate his employment and receive severance compensation. If Mr. Pinola elects to continue to be employed by the Company, the annual compensation payable to him shall be not less than the greater of the total amount of the base salary and cash bonus paid to him during the 12 months immediately preceding the change in control or $300,000.

   Effective January 1, 1992, the Company and Mr. Louchheim entered into an amendment and restatement of his Employment Agreement. The restated Agreement provided that Mr. Louchheim would serve as the Chairman of the Board of Directors of the Company. Effective January 1, 1994, Mr. Louchheim's responsibilities changed when he resigned as Chairman of the Board of Directors, became Founding Chairman and continued his service as a Director. All other terms of his agreement remain the same. Mr. Louchheim received an annual base salary of $165,000 in 1994 and will receive $153,000 in 1995 and, (if his Agreement is renewed beyond 1995) $163,000 in 1996. In addition, Mr. Louchheim is entitled to a cash bonus equal to the following percentages of the annual cash bonus, if any, payable to the Company's chief executive officer: 100% in 1992, 40% in 1993, 30% in 1994 and, if applicable, 20% in 1995 and each year thereafter. Under the Agreement, he is entitled to participate in and receive the benefits of any profit sharing or retirement plans and any insurance programs made available to other similarly situated employees of the Company. In the event that his employment is terminated by the Company other than for cause, Mr. Louchheim will be entitled to severance compensation equal to the base salary and incentive compensation paid to him during the 12 month period immediately preceding such termination. This amount will be payable over the longer of the remaining term of the Agreement or 12 months from the date of termination. The term of the Agreement expires December 31, 1994, but it provides for annual renewals thereafter unless either party gives the other party notice of termination at least 120 days prior to the end of the then current term.

   Concurrently with the execution of his amended and restated Employment Agreement, the Company and Mr. Louchheim also entered into an agreement modifying Mr. Louchheim's Supplemental Executive Retirement Plan with the Company. The Plan, as modified, provides that upon Mr. Louchheim's retirement from the Company he shall be paid each year 50% of the average of his total annual compensation (base salary plus bonus payments) with respect to the four consecutive years in which such four year average compensation is the greatest during his employment with the Company. One-twelfth of such amount (after deducting therefrom his social security payments and the amount of his 401(k) plan account with the Company attributable to the Company's matching contributions that are payable to him in a given year, based on certain assumptions) shall be paid to him monthly following retirement. The estimated annual benefit to be paid to Mr. Louchheim upon retirement is $144,000, after the deductions described above. In the event of Mr. Louchheim's death after retirement, the Company shall pay a survivor's benefit to his spouse in monthly installments equal to one-half of the retirement benefit he was entitled to receive on the date of his death, and in the event of his death prior to retirement, the Company will pay a monthly benefit to his spouse in the same amount. In each case, the payment shall continue until the spouse's death. In the event that there is a change of control of the Company (as defined in the modified Plan) and Mr. Louchheim retires within two years thereafter, the Company is required to pay to Mr. Louchheim within 30 days after his retirement an amount equal to the net present value of the total benefits he would have received under the Plan, with the calculation of such amount based on specified mortality tables.

   In September 1986, the Company and Ms. Geffner entered into a written employment agreement which had terms which originally expired in September 1990 subject to annual renewal thereafter. This employment agreement provides for base salaries and includes a bonus program, each of which is subject to annual changes at the Company's sole discretion. This employment agreement was renewed for 1995.

   Ms. Geffner's employment agreement also provides for payments upon death or disability. In the case of death, the employee's estate will receive payments under the agreement for a period of three months after the end of the week in which such employee died. In the case of disability, the Company will continue the payment of the employee's total compensation at its then current rate for a period of three months following the date of the onset of the disability. The Company will have no obligation to make payments relating to any period thereafter and may terminate her agreement without further obligation if the disability continues for six consecutive months.

   In addition, the agreement with Ms. Geffner provides that if the Company elects to terminate the agreement at the end of any term or wrongfully terminates the agreement prior to the end of such term, the Company shall pay Ms. Geffner, in 12 equal monthly installments, the lesser of the amount payable as total compensation plus all bonuses payable during the 12-month period immediately preceding termination, or $150,000. The agreement also provides that if the Company is involved in a merger in which it is not the surviving corporation, sells all or substantially all of the Company's assets or if 51% or more of the outstanding stock of the Company is sold in a single transaction or group of related transactions, then the employee would have the option to extend her Employment Agreement for an additional two years, but in no event would the employee receive more than $150,000 per year in total compensation during such extended term.

COMPENSATION OF DIRECTORS

   For 1994, the Company paid all directors who were not Company officers or employees $15,000 per year as a director's fee, plus $750 for each Board meeting attended and $750 for each Committee meeting attended plus reasonable out-of-pocket expenses for attending such meetings. In addition, the Company also paid the Audit Committee and the Compensation and Finance Committee Chairmen and the non-employee Committee members $2,500 and $1,000 respectively, per year. In addition to the amounts described above, Mr. Tomasko received approximately $10,000 for consulting services provided to, and speeches made for, the Company.

           COMPENSATION AND FINANCE COMMITTEE AND OPTIONS COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

   The Compensation and Finance Committee and the Options Committee of the Board of Directors of the Company have jointly furnished the following report on executive compensation.

   The Compensation and Finance Committee of the Board of Directors (the "Compensation Committee") is comprised of non-employee directors of the Company listed in this report. The Compensation Committee is responsible for overseeing management's recommendations on the Company's executive compensation principles, policies, and programs. In addition, the Compensation Committee recommends to the Board of Directors, on an annual basis, the compensation to be paid to the Chief Executive Officer ("CEO").

   During 1994, in an effort to further enhance the Company's executive compensation programs, the Compensation Committee employed an outside compensation consultant to assess the level and effectiveness of the existing compensation programs and to advise the Compensation Committee on executive pay policy and recommendations for change. The results of their efforts, together with those of the Options Committee, which include, among other things, the proposals on the Directors' Stock Option Plan and the amendment of the 1993 Stock Option Plan, are presented in more detail in the preceding pages.

COMPENSATION PHILOSOPHY

   This report reflects the Company's compensation philosophy as adopted by the Compensation Committee and endorsed by the Board of Directors. The Compensation Committee believes that the executives of the Company recognize the need to continually improve the Company's financial performance. The intention of the compensation programs, which the Compensation Committee has implemented and administered, is to achieve this management focus.

   The Company's compensation programs have been designed to provide its executives and managing principals with competitive market salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Company's management. The objectives of the Company's executive compensation program, as developed by the Compensation Committee and subject to periodic review, are to:

    Support and reinforce the Company's business strategy and link pay to shareholder value. Align compensation with the goals and key performance measures of the business. Attract and retain high-quality executives and managing principals. Reward such employees for superior performance, as measured by financial results and key strategic achievements.

   A significant portion of executive pay is variable and tied to improvement in earnings per share ("EPS") and, in the case of managing principals, improvement in regional operating income. The variable, annual incentive program is uncapped and compensation thereunder reflects management actions that contribute toward creating shareholder value through increasing the Company's EPS.

PAY POSITIONING

   The Compensation Committee's executive compensation program is constructed to provide an opportunity for compensation, through the three components described below, to vary with performance relative to a peer group of professional services companies. Competitive levels of pay for purposes of compensation comparison are provided by compensation consultants and published surveys. The primary companies used in the compensation comparison are those in the peer group selected by the outside compensation consultant retained by the Company. Privately-held professional services companies of similar size also are considered in determining pay level opportunity.

PAY MIX AND MEASUREMENT FOR EXECUTIVES

   The compensation of executives currently includes base salary, annual incentive compensation, and long-term incentive compensation in the form of stock option awards. The Compensation Committee considers the total compensation of each of the named officers and the other executives in reviewing each element of compensation. In general, the proportion provided by an executive's incentive compensation increases with the executive's level of responsibility. Executives also receive various benefits, including life, medical, and disability insurance, similar to those generally available to all employees of the Company.

BASE SALARIES

   The Compensation Committee, based on Company management recommendations, seeks to set base salaries for the Company's executives at levels that are competitive for executives with comparable roles and responsibilities within the peer group and other comparison companies as described above. The bases for inclusion in the peer group are discussed in the Common Stock Performance section of this proxy statement. The Company maintains an executive salary administration program which uses ongoing internal and periodic external comparisons to set salary ranges at or around the upper one-third level of the comparison companies.

   Individual executive salaries are reviewed annually. Annual salary adjustments are determined by a subjective evaluation of: (1) the position's responsibilities, (2) competitive market rates, (3) strategic importance of the position, and (4) individual performance and contributions. The annual salary for executives (other than the CEO, whose salary is evaluated by the Compensation Committee with the Board of Directors) is approved by the Compensation Committee following a review with the CEO and Chief Operating Officer. Salary increases granted in 1994 to the executive group resulted in actual salaries that are consistent with the Company's compensation philosophy as described above.

ANNUAL INCENTIVE COMPENSATION

   The Compensation Committee administers an annual cash incentive plan for executives. The annual cash incentive plan reflects the Company's belief that a primary contribution executives make to shareholder returns comes from maximizing earnings. The annual incentive payments for corporate executives provide a reward the achievement of an annual corporate financial objective (expressed as an EPS goal) that reflect targeted annual growth. Individual award targets are established at the beginning of the year and are based on an individual's position and contribution to the Company results.

   In addition to the incentive to achieve the overall Company EPS goal as applicable, certain executives and managing principals who are responsible for individual territory performance are rewarded based on the achievement of regional sales and earnings targets. No awards are made unless a threshold EPS or regional earnings level, as applicable, is achieved that generally reflects growth over the prior year's earnings.

   The annual cash incentive plan was designed to reward for growth in earnings. Targeted incentive amounts are earned only if the EPS and applicable regional earnings objectives, which the Compensation Committee believes are aligned with shareholder interests, are met. Increased awards are made for achievement that is significantly above the objectives. Based on actual 1994 results, the Company significantly exceeded the 1994 EPS target which resulted in corporate executive officers receiving an incentive award greater than their target amount.

LONG-TERM INCENTIVES ("LTI")

   The Company provides executives with a stock option plan to retain and motivate them to improve long-term stock values. Annual grants of stock options are made to executives based on a market analysis of LTI levels within the peer group of companies. The annual grants are intended to reflect the individual's respective responsibilities, as well as the actual and expected contribution of the individual to the Company's long-term success. Stock options are granted only if the Company achieves its annual EPS target and, in the case of managing principals, only if the region achieves its earnings target. The size of these grants is contingent on the extent to which the region and/or the Company exceeds its target but is subject to a specified limit. Grants vest in equal amounts over a three year period and are exercisable over a five year period. In 1994, the Options Committee reviewed and established all option grants.

   The Company exceeded its EPS target for 1994. The average number of shares underlying options granted to executive officers, excluding the CEO, in 1994 was 7,000.

RETIREMENT COMPENSATION

   The intent of the Compensation Committee's retirement compensation policy is to provide employees and executives with certain tax-qualified retirement benefits. The Company maintains a defined contribution savings plan under
Section 401(k) of the Internal Revenue Code available to substantially all employees, including executives. Under this plan, the Company contributes 25% of the participating employee's contribution. Employee contributions are generally limited to 10% of their compensation, subject to Internal Revenue Code limitations. The Company also provides discretionary contributions if the Company exceeds the EPS target. Such discretionary contributions were made for 1994 as actual results significantly exceeded the EPS target.

   In addition, the Company provides a nonqualified deferred compensation plan for eligible employees to help them save for retirement. Under the plan, participants may defer payment of up to 10% of their annual cash compensation, subject to limitations and reduced by amounts contributed to the Company's 401(k) plan.

SECTION 162 (M)

   Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million in a fiscal year to the corporation's chief executive officer or to any of the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Additionally, under Regulation 1.162-27(h), compensation pursuant to a written employment contract which was in effect prior to February 17, 1993 is excluded from the deduction limits.

   Only Mr. Pinola's compensation was in excess of $1 million for the fiscal year ended December 31, 1994. However, because his salary and bonus compensation (accounting for the majority of his compensation) during 1994 was pursuant to an employment agreement effective July 1, 1992, the deduction limitations under Section 162(m) will not be applicable to Mr. Pinola's compensation for 1994.

   Income attributable to certain options previously granted under the 1993 Stock Option Plan will have to be taken into account as employee remuneration for purposes of the Section 162(m) limitations. However, options granted under the 1993 Stock Incentive Plan (if such plan is approved by the shareholders of the Company) will comply with Section 162(m) and, accordingly, any income attributable thereto will not be counted for purposes of determining compliance with the $1 million limit in Section 162(m).

   The regulations under Section 162(m) are in proposed form and may be changed during 1995. The Compensation Committee intends to revisit the Company's compliance with Section 162(m) on an annual basis and will defer any final policy decisions with respect thereto at least until final regulations are adopted.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The principles guiding compensation for the Company's CEO are substantially the same as those for other executives as previously described in this report. During 1994, the Company's most highly compensated officer was Richard J. Pinola, Chairman of the Board and CEO. Mr. Pinola's performance was reviewed by the Compensation Committee which made recommendations to the Board regarding his annual cash compensation (salary plus annual incentive) and approved his long-term incentive (stock options) award.

   The CEO's Employment Agreement sets his base salary at $150,000 for the period July 1, 1992 through September 30, 1993; $250,000 from October 1, 1993 through December 31, 1994; and $300,000 for 1995. Effective January 1, 1994, in connection his promotion to Chairman of the Board of Directors, and in recognition of the additional responsibilities associated therewith, Mr. Pinola's annual base salary was increased to $350,000 for 1994. This increase was approved by the Board of Directors.

   Mr. Pinola received an annual cash incentive award of $822,500 in 1994 based on the Company's 1994 actual EPS results. One grant of 30,000 stock options was made during 1994 in recognition of the Company exceeding its target EPS levels for 1994. This grant was made at the closing market price of the Company's common stock on December 14, 1994.

   Compensation and Finance Committee         Options Committee
   Robert M. Tomasko, Chairman                Donald L. Calvin, Chairman
   Donald L. Calvin                           Robert M. Tomasko

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION

   During the fiscal year ended December 31, 1994, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation and Finance Committee or Options Committee, nor did any current or past officers of the Company serve on the Compensation and Finance Committee or Options Committee.

                           COMMON STOCK PERFORMANCE

   Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return (assuming dividend reinvestment) of common stock listed on the NASDAQ Stock Market and common stock issued by companies in a peer group selected by the Company for the five year period of December 29, 1989 through December 30, 1994. The peer group consists of the following companies: Robert Half International, Inc., Staff Builders, Healthcare Compare Corp., Dimark and National Tech Team. The companies included in the peer group were selected primarily because they were publicly-held, professional service firms with international operations, had revenues similar to those of the Company and were in favorable financial condition.

   With the exception of Robert Half International, Inc., the peer group selected by the Company differs from the peer group utilized in the Company's previous fiscal year which consisted of BEI Holdings, Ltd. (which changed its name to Amresco Inc. in May 1994), Brandon Systems Corporation, CDI Corporation, Robert Half International, Inc. and Uniforce Temporary Personnel. The Company believes that the present peer group compares more effectively with the Company based on the selection criteria set forth above.

        COMPARISON OF 5 YEAR CUMULATIVE RETURN AMONG THE COMPANY, NASDAQ
             NATIONAL MARKET SYSTEM (U.S. COMPANIES) AND PEER GROUP


     500|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
     400|------------------------------------------------------------------|
        |                                                                  |
        |                                                             *    |
        |                                                 *           &    |
        |                                                 &                |
D    300|--------------------------&---------------------------------------|
O       |                          *          &                            |
L       |                                                                  |
L       |                                                                  |
A       |                                                                  |
R    200|------------------------------------------------------------------|
S       |                                                                  |
        |               *                                                  |
        |                                     *           @                |
        |                         @           @                       #    |
     100|---*&#@--------&---------------------------------#-----------@----|
        |               @                     #                            |
        |                         #                                        |
        |               #                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
         12/29/89   12/31/90  12/31/91    12/31/92    12/31/93    12/30/94

   ------------------------------------------------------------------------
   *=The Company     &=1994 Peer Group    #=1993 Peer Group    @=NASDAQ NMS
   ------------------------------------------------------------------------

    ASSUMES $100 INVESTED ON DECEMBER 29, 1989 AND ALL DIVIDENDS REINVESTED

                  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

   Subject to the shareholders' ratification, the Board of Directors has appointed the firm of Arthur Andersen LLP, which served as the Company's independent public accountants for the last fiscal year, to serve as the Company's independent public accountants for the current fiscal year. If the shareholders do not ratify this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting, other independent accountants will be considered by the Board upon recommendation of the Audit Committee.

   A representative of Arthur Andersen LLP is expected to be present at the meeting and will have the opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions.

   The Board of Directors recommends a vote "FOR" ratification of the appointment of the independent public accountants.

                            SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1996 must be received by the Company by December 8, 1995 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                           SOLICITATION OF PROXIES

   The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                          ANNUAL REPORT ON FORM 10-K

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MS. ANDREA L. MACEY, MANAGER OF FINANCIAL REPORTING, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                               By Order of the Board of Directors




                               Larry A. Evans
                               Secretary

   THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                  EXHIBIT A
                      RIGHT MANAGEMENT CONSULTANTS, INC.
                          1993 STOCK INCENTIVE PLAN
                   (FORMERLY THE "1993 STOCK OPTION PLAN")

   1. Purpose. This 1993 Stock Incentive Plan (the "Plan") is intended to recognize the contributions made to the Company by key employees (including employees who are members of the Board of Directors) of the Company or any Affiliate and independent contractors who are managing principals of one or more of the Company's franchisees, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of Restricted Stock (as defined below) of the Company and/or rights to acquire the Company's Common Stock, par value $.01 per Share (the "Common Stock") in accordance with the terms of the Plan. In addition, the Plan is intended as additional incentive to directors of the Company who are not employees of the Company or an Affiliate to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of Options to acquire Common Stock in accordance with the terms of the Plan.

   2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

   (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(e) or (f) of the Code.

   (b) "Award" means an award of an Option and/or Restricted Stock granted pursuant to the Plan.

   (c) "Award Document" means either an Option Document or a Restricted Stock Document or both.

   (d) "Board of Directors" means the Board of Directors of the Company.

   (e) "Change of Control" shall have the meaning as set forth in Section 9 of the Plan.

   (f) "Code" means the Internal Revenue Code of 1986, as amended.

   (g) "Committee" means the committee consisting of at least two (2) members of the Board of Directors who satisfy the requirement of Section 3(a) of the Plan appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 3 of the Plan.

   (h) "Company" means Right Management Consultants, Inc., a Pennsylvania corporation.

   (i) "Disability" means a physical or mental impairment sufficient to make the individual eligible for benefits under the Long-Term Disability Plan of the Company (whether or not a participant in such plan), provided such impairment also constitutes a "disability" within the meaning of Section 22(e)(3) of the Code.

   (j) "Fair Market Value" shall have the meaning set forth in Subsection 8(a)(ii) of the Plan.

   (k) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

   (l) "Non-employee Director" means a member of the Board of Directors who is not an employee of the Company or an Affiliate.

   (m) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of section 422(b) of the Code.

   (n) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

   (o) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

   (p) "Option Document" means the document described in Section 8(a) of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

   (q) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to subsection 8(a)(ii) of the Plan.

   (r) "Participant" means a person who holds an Option or Restricted Stock.

   (s) "Plan Shares" means the shares of Common Stock of the Company which have been, or may be, issued pursuant to the Plan.

   (t) "Restricted Stock" means Common Stock granted pursuant to Section 8(b) of the Plan that is subject to a risk of forfeiture in accordance with the terms of such grant.

   (u) "Restricted Stock Document" means the document described in Section 8(b) of the Plan which sets forth the terms and conditions of each grant of Restricted Stock.

   (v) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

   (w) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

  3. Administration of the Plan.

   (a) General. The Plan shall be administered by the Committee which shall at all times consist of two (2) or more persons, each of whom shall be members of the Board of Directors. Each member of the Committee shall be a disinterested person (as such term is defined in Rule 16b-3) and an "outside director" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled (or eliminated, consistent with the first sentence of this Section 3(a) by the reduction of the size of the Committee) by the Board of Directors.

   (b) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

   (c) Grants. The Committee shall from time to time at its discretion grant Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the individuals to whom, and the times at which, the Awards shall be granted, (ii) determine the type of Award to be granted and the number of Shares and/or amount of Restricted Stock subject thereto,
(iii) if an Option is granted, determine the Option Price, its terms and the period or periods when such Option is exercisable, and (iv) approve the form and terms and conditions of the Award Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the individual's services and responsibilities, the individual's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Awards granted under it shall be final, binding and conclusive. Notwithstanding the foregoing, no single individual shall receive, in any calendar year, Awards entitling such individual to more than 10% of the Plan Shares.

   (d) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Subsection 3(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

   (e) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the

Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

   4. Grants under the Plan. The Committee may grant any of the following types of Awards, either singly, in tandem or in any combination as the Committee may in its sole discretion determine:

   (a) Options, in the form of Non-qualified Stock Options or ISOs or any combination thereof; and (b) Restricted Stock.

   5. Eligibility. Subject to the limitations set forth in this Section 5, all key employees and independent contractors who are managing principals of one or more of the Company's franchisees and members of the Board of Directors who are not then serving as members of the Committee shall be eligible to receive Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual is eligible to be granted Awards hereunder. Only employees or employee directors may be granted an ISO or Restricted Stock.

   6. Shares Subject to Plan. The aggregate maximum number of Plan Shares is Seven Hundred Thousand (700,000), subject to adjustment or amendment as provided in Sections 10 and 11 of the Plan. No more than Three Hundred Thousand (300,000) of the Plan Shares, as such number may be adjusted as provided in Sections 10 and 11 of the Plan, shall become permanently issued (i.e., cease to be subject to risk of forfeiture) as a result of Awards of Restricted Stock. Plan Shares not issued in the form of Restricted Stock (including all or any portion of the Plan Shares available for issuance as Restricted Stock Awards) may be issued pursuant to Options. The Plan Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates, is cancelled or expires without having been fully exercised for any reason or if Restricted Stock is forfeited for any reason, the Shares underlying the unexercised portion of the Option and/or the forfeited Restricted Stock, as the case may be, may again be the subject of one or more Awards granted pursuant to the Plan.

   7. Term of the Plan. The Plan is effective as of October 28, 1992, the date on which it was adopted by the Board of Directors. The Plan ws approved by the shareholders of the Company on December 16, 1992. The amendments to the Plan as contained herein and as approved by the Board of Directors on March 21, 1995 shall require shareholder approval on or before March 20, 1996 (which approval shall be by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting) or such amendments shall be deemed null and void.

   8. Award Documents and Terms.

   (a) Options. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. If any Option designated an ISO is determined for any reason not to qualify as an ISO within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan:

   (i) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

   (ii) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted, but in no case less than eighty-five percent (85%) of such Fair
Market Value, and, for an ISO, shall be at least 100% of the Fair Market
Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(a)(ii); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the date the Option is granted, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

   (iii) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act") contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration,
(c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available,
(C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

   (iv) Medium of Payment. An Optionee shall pay for Shares (i) in cash, or
(ii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, Company Common Stock which is identified as having been obtained through an Option under this Plan and still subject to the holding rules applicable to ISOs under the Code may not be tendered in payment of the Option Price. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

   (v) Termination of Options.

   (A) No Option shall be exercisable after the first to occur of the following:

   (1) Expiration of the Option term specified in the Option Document, which shall not occur after (i) ten years from the date of grant, or (ii) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate;

   (2) Expiration of three months from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in Subsection
8(a)(v)(A)(4) or 8(a)(v)(A)(5) below;

   (3) Expiration of one year from the date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

   (4) A finding by the Committee that the Optionee (i) has become employed without the Company's or an Affiliate's consent by a competitor of the Company or an Affiliate, or has become engaged in competition with the Company or an Affiliate, (ii) has divulged without the consent of the Company or an Affiliate any secret or confidential information belonging to the Company or an Affiliate, (iii) has been dishonest or fraudulent in any matter affecting the Company, (iv) committed any act which, in the sole judgment of the Committee, has been substantially detrimental to the interests of the Company or (v) was terminated for other reasons which would constitute cause under applicable law. The Company shall give an Optionee written notice of the occurrence of any such event prior to making any such determination. The determination of the Committee as to the occurrence of any of the events specified in this paragraph shall be conclusive and binding upon all persons for all purposes. In the event the Committee determines that any such event as specified in this paragraph has occurred, in addition to immediate termination of the Options held by the Optionee, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

   (5) The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company.

   (B) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(a)(v)(A)(1), provided that any change pursuant to this Subsection 8(a)(v)(B) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

   (vi) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

   (vii) Holding Period. No Option granted under the Plan may be exercised before the later of (i) the expiration of six months from the date of grant,
(ii) the expiration of six months following the date the Plan is approved by the Company's shareholders or (iii) the expiration of such greater period of time as may be specified in the Option Documents.

   (viii) Limitation on Grants. In no event shall the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000.

   (ix) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, and such additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable. Subject to Sections 8(a)(v) and 8(a)(x) and the general limitations on Options contained herein, the Board of Directors may authorize adjustments of an Option granted under the Plan with respect to the Option Price, the number of Shares, the term and any restrictions. Such adjustments may be accomplished by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, or by substitution of an outstanding Option and may result in an Option Price which is higher but not lower than the Option Price of the prior Option, provide for a greater or lesser number of Shares subject to the Option, or provide for a longer or shorter term than the prior Option. The prohibition on the reduction of the Option Price contained in the preceding sentence shall not apply to adjustments made to reflect changes in capitalization as contemplated by
Section 10.

   (x) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(a)(v)(A)(5) or Section 10 of the Plan, as applicable.

   (b) Restricted Stock. Restricted Stock granted pursuant to the Plan shall be evidenced by the Restricted Stock Documents (which shall include the stock certificate(s) evidencing such Restricted Stock and such other documents as the Committee shall determine with respect to each Award of Restricted Stock) in such form(s) as the Committee shall from time to time approve, which Restricted Stock Documents shall, to the extent applicable, comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan:

   (i) Amount of Restricted Stock. The Restricted Stock Documents shall state the amount of Restricted Stock to which they pertain.

   (ii) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such time(s), under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and the applicable Restricted Stock Documents, a Participant granted Restricted Stock shall have all rights of a shareholder of the Company with respect to the Restricted Stock issued in the name of such Participant and then outstanding, including, without limitation, the right to vote such Restricted Stock and the right to receive dividends thereon.

   (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of the employment of a Participant during a period when the Restricted Stock of such Participant is subject to forfeiture under the Restricted Stock Documents applicable thereto, such Restricted Stock shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Restricted Stock Document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

   (iv) Certificates. Restricted Stock granted under the Plan shall be evidenced by one or more stock certificates as determined by the Committee. Each such certificate shall be registered in the name of the Participant and such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of the certificate(s) so long as the Plan Shares evidenced thereby are subject to forfeiture and the Participant shall (as a condition precedent to the issuance of a Restricted Stock Award) deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock to be issued. At the expiration of the applicable restriction period, the Company shall release to the Participant (or the Participant's legal representative or designated beneficiary) the certificate(s) representing the Restricted Stock with respect to which the applicable restrictions have been satisfied.

   (v) Dividends. The Committee, in its sole discretion, may permit or require the payment of dividends on the Restricted Stock to be automatically reinvested in additional Restricted Stock or other investment vehicles. Unless otherwise determined by the Committee, Common Stock distributed as a dividend or otherwise distributed in connection with the Restricted Stock shall be subject to the same restrictions and risk of forfeiture as the Restricted Stock with respect to which such Common Stock has been distributed.

   (vi) Minimum Holding Period. Restricted Stock granted under the Plan may not be transferred, sold or otherwise disposed of, by the Participant before the later of (i) the expiration of six months from the date of grant, or (ii) the expiration of six months following the date the amendments to the Plan adopting the Restricted Stock provisions are approved by the Company's Shareholders.

   Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options and Restricted Stock outstanding. Such action includes, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration given to the Optionees or accelerating the restriction periods in the respective Restricted Stock Documents. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan shall become immediately exercisable in full.

   A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14 (d)(2) of the Securities Exchange Act of 1934, as amended, other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) the chief executive officer immediately prior to the determination of whether a Change of Control has occurred or any "group" of which such chief executive officer is a member or any entity of which such chief executive officer owns 25% or more of the voting interests, shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two
(2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

   10. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof, the Restricted Stock outstanding and the amount of uncommitted Plan Shares remaining subject to the Plan shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive. Fractional shares resulting from any adjustment pursuant to this
Section 10 may be settled in cash or otherwise as the Committee shall determine.

   11. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not amend the Plan to (i) change the class of individuals eligible to receive an ISO, (ii) permit the Board to reduce the Option Price of outstanding Options other than for adjustments in capitalization as contemplated by Section 10, (iii) increase the maximum number of Plan Shares, or (iv) make any other change or amendments to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 without obtaining approval of such amendments, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. In the future the Plan may be amended by the Board of Directors to provide for the granting of Options to Non-employee Directors pursuant to a formula which satisfies the requirements of Rule 16b-3(c)(2)(ii) of the Securities Exchange Act of 1934. No amendment to the Plan shall adversely affect any outstanding Option or Restricted Stock, however, without the consent of the Optionee or the holder of Restricted Stock, as the case may be.

   12. No Commitment to Retain. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Participant in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

   13. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Committee) to exercise his Options and/or receive any payments as may be due under the Plan to such beneficiary or beneficiaries in the event of the Participant's death, and may change such designation from time to time and at any time prior to the death of such Participant.

   14. Withholding of Taxes. Whenever the Company proposes or is required to deliver Restricted Stock certificates or deliver or transfer shares in connection with the exercise of an Option, or whenever the Company is otherwise obligated to withhold taxes in connection with an Option or Restricted Stock, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to delivery or transfer of any certificate or certificates for such Restricted Stock or Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery of certificates in connection with Restricted Stock or make any delivery or transfer of Shares will be conditioned on the recipient's compliance, to the Company's satisfaction, with any withholding requirement.

   15. Interpretation.

   (a) The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3. To the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

   (b) The Plan is intended to satisfy the applicable requirements of Code
Section 162(m) so that the tax deduction for the Company for remuneration in respect of this Plan for services performed by employees within the purview of Code Section 162(m) is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or of any Award Document would otherwise frustrate or conflict with the intent expressed in this
Section 15(b), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent there remains an irreconcilable conflict with such intent, such provision shall be deemed null and void as applicable to such employees.

                                  EXHIBIT B
                      RIGHT MANAGEMENT CONSULTANTS, INC.
                         DIRECTORS' STOCK OPTION PLAN

   1. Purpose. Right Management Consultants, Inc. (the "Company") hereby adopts the Right Management Consultants, Inc. Directors' Stock Option Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by the non-employee members of the Board of Directors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company and its Affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals who may serve as members of the Company's Board of Directors, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $.01 per Share (the "Common Stock") in accordance with the terms and conditions hereof.

   2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

   (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(a) or (f) of the Code.

   (b) "Board of Directors" means the Board of Directors of the Company.

   (c) "Business Day" shall mean a day on which there is trading in securities generally on the New York Stock Exchange.

   (d) "Change of Control" shall have the meaning as set forth in Section 9 of the Plan.

   (e) "Code" means the Internal Revenue Code of 1986, as amended.

   (f) "Committee" shall have the meaning set forth in Section 3 of the Plan.

   (g) "Company" means Right Management Consultants Inc., a Pennsylvania corporation.

   (h) "Disability" means a physical or mental impairment sufficient to make the individual eligible for benefits under the Long-Term Disability Plan of the Company (whether or not a participant in such plan), provided such impairment also constitutes a "disability" within the meaning of Section 22(e)(3) of the Code.

   (i) "Fair Market Value" shall have the meaning set forth in Subsection 8(c) of the Plan.

   (j) "Non-employee Director" means a member of the Board of Directors who is not, and has not at any time in the past been, either an employee of the Company or the owner of five percent (5%) or more of the Common Stock then issued and outstanding.

   (k) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

   (l) "Option" means a Non-qualified Stock Option granted under the Plan.

   (m) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

   (n) "Option Document" means the document described in Section 8 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

   (o) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(a) of the Plan.

   (p) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

   (q) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

   3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company. The Plan is intended to be a "formula plan" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and shall be administered by the Board of Directors in a manner consistent with the requirements of such Rule. The Board of Directors in its administrative capacity with respect to the Plan, is referred to as the "Committee."

   (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

   (b) Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

   (c) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

   (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

   4. Grants under the Plan. Grants under the Plan, which are intended to constitute "formula awards" within the meaning of Rule 16b-3, shall be in the form of Non-qualified Stock Options.

   5. Eligibility. Each person who is a Non-employee Director as of the date of a grant of Options pursuant to the Plan shall be eligible to receive Options hereunder on such date in accordance with the term hereof.

   6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is one hundred thousand (100,000), subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

   7. Termination of the Plan. Unless otherwise terminated in accordance with this Section 7, the Plan shall terminate on the earlier of (i) December 31, 2004 and (ii) the first Grant Date (as defined in Subsection 8(a) on which no Options are granted pursuant to Subsection 8(a). No Options may be granted under the Plan after termination of the Plan. The Plan is subject to the approval on or before December 1, 1995 by the affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at a duly called meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting. If the Plan is not so approved by the Company's shareholders on or before December 1, 1995, the Plan shall terminate effective December 2, 1995, and each Option previously granted under the Plan shall be null and void. The Board of Directors may, at any time, terminate the Plan.

   8. Option Documents and Terms. Options granted pursuant to the Plan shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 8, and shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

   (a) Timing of Grants; Number of Option Shares Subject to Options; Exercisability of Options; Option Price. Commencing in 1994 and continuing until the termination of the Plan in accordance with Section 7, each person who is then a Non-employee Director shall be granted, on the last Business Day of each calendar year (each a "Grant Date"), an Option to purchase Two Thousand (2,000) Shares (which number is subject to adjustment as provided in Section 10 of the Plan). Notwithstanding the preceding sentence, no Options shall be granted pursuant to the Plan on or after any Grant Date on which the number of shares of Common Stock for which additional Options might then be granted pursuant to the Plan is less than the number of shares of Common Stock for which Options would otherwise be granted pursuant to the Plan on such Grant Date. Each Option granted pursuant to the Plan shall become exercisable over a period of three (3) years, so that the Optionee shall have the right to exercise the Option with respect to thirty four percent (34%) of the Shares covered thereby commencing on the first anniversary of such Option's Grant Date, and the right to exercise the Option with respect to an additional thirty three percent (33%) of the Shares covered thereby commencing on each of the two subsequent anniversaries of such Grant Date. The per Share Option Price for Shares subject to an Option shall be equal to the Fair Market Value of a share of Common Stock as determined in accordance with Section 8(c).

   (b) Termination of Options. Each Option which becomes exercisable in accordance with Subsection 8(a) shall continue to be exercisable until the first to occur of the following:

       (i) the expiration of five (5) years from and including such Option's Grant Date;

       (ii) the expiration of three (3) months from and including the date the Optionee's service as a member of the Board of Directors terminates for any reason other than Disability or death; or

       (iii) the expiration of one (1) year from and including the date the Optionee's service as a member of the Board of Directors terminates by reason of the Optionee's Disability or death.

   (c) Fair Market Value. The Fair Market Value of the Shares subject to each Option shall be determined as of such Option's Grant Date as follows: (i) if the Common Stock is then listed on a national securities exchange or included on the Nasdaq National Market System ("NNM"), the Fair Market Value of a Share shall be the last reported sale price of the Common Stock, as reported on such exchange or the NNM, as the case may be, on such Grant Date, or (ii) if the Common Stock is not then so listed or included on the NNM, the Fair Market Value of a Share shall be the mean between the last reported "bid" and "asked" prices of the Common Stock on such Grant Date, as reported by the National Association of Securities Dealers, Inc. or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or, if not so reported, as reported in a customary financial reporting service, as the case may be, on such Grant Date. Notwithstanding the preceding sentence, in the event there is not a last reported sale price or last reported "bid" and "asked" prices, as applicable, for the Common Stock on a Grant Date, the Fair Market Value of a Share shall be determined in the manner provided in the preceding sentence but as of the most recent Business Day preceding such Grant Date for which such information is available, unless such information is not available for any of the twenty (20) Business Days immediately preceding such Grant Date, in which case the Fair Market Value of a Share shall be deemed to be the book value (determined in accordance with generally accepted accounting principles) of a share of Common Stock as of the close of the calendar year in which the Grant Date occurs, increased (if such book value is not an even whole dollar amount) to the next whole dollar.

   (d) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act") and qualified for sale under applicable state securities or "Blue Sky" laws ("Blue Sky Laws"), contain the Optionee's acknowledgement in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act and applicable Blue Sky Laws), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act or qualified for sale under applicable Blue Sky Laws and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, and (ii) the Company is under no obligation to register the Shares under the Act or qualify the Shares for sale under applicable Blue Sky Laws, to take any action which would make available to the Optionee any exemption from such registration or qualification, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

   (e) Medium of Payment. An Optionee shall pay for Shares (i) in cash, or
(ii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee shall provide in each Option Document that payment may be made in whole or in part in shares of the Company's Common Stock. If payment is made in whole or in part in shares of the Company's Common Stock, then Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value (determined in the manner specified in Subsection 8(c) but as of the date of delivery) that is at least as great as the Option Price of the Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares.

   (f) Transfers. No Option granted under the Plan may be transferred by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, an Option may be transferred by the Optionee pursuant to a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

   9. Change of Control. In the event of a Change of Control, Options granted pursuant to the Plan shall become immediately exercisable in full.

   A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common
Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than an Excluded Person (as defined in this Section 9) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. For purposes of this Section 9, the term Excluded Person means (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) the chief executive officer of the Company at the time of the determination of a Change of Control, or any "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) of which such chief executive officer is a member or any entity of which such chief executive officer owns 25% or more of the voting interests.

   10. Adjustments on Changes in Capitalization. The aggregate number of Shares as to which Options may be granted hereunder, the number of Option Shares covered by Options to be granted under Section 8(a) of the Plan, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive. Fractional shares resulting from any adjustment pursuant to this Section 10 shall be settled in cash.

   11. Amendment of the Plan. Subject to the limitations in this Section 11, the Board of Directors or its Executive Committee may amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding any provision to the contrary, the Plan shall not be amended (i) more than once every six (6) months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, if applicable, or (ii) without the approval of the Company's shareholders in accordance with Rule 16b-3, if the amendment would (A) materially increase the benefits accruing to participants under the Plan, (B) materially increase the number of securities which may be issued under the Plan, or (C) materially modify the requirements as to eligibility for participation in the Plan.

   12. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee as a member of the Board of Directors or in any other capacity.

   13. Designation of Beneficiary. Each Optionee may designate a beneficiary or beneficiaries (on a form supplied by the Committee) to exercise his Options and/or receive any payments as may be due under the Plan to such beneficiary or beneficiaries in the event of the Optionee's death, and may change such designation from time to time and at any time prior to the death of such Optionee.

   14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or
(b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

   15. Interpretation. The Plan is intended to grant "formula awards" within the meaning of Rule 16b-3 to Non-employee Directors without disqualifying such individuals as "disinterested" directors of the Company for purposes of Rule 16b-3. The Plan is also intended to conform to the requirements of Rule 16b-3 such that awards of Options pursuant to the Plan will be exempted from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. To the extent that any provision of the Plan would cause a conflict with such requirements or would cause a Non-employee Director not to qualify as a "disinterested" director under Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

   16. Governing Law. The Plan shall be construed according to the laws of the Commonwealth of Pennsylvania and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such state, except where preempted by federal law.

                      RIGHT MANAGEMENT CONSULTANTS, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                Annual Meeting of Shareholders -- May 4, 1995

   The undersigned shareholder of RIGHT MANAGEMENT CONSULTANTS, INC. (the "Company"), revoking all previous proxies, hereby constitutes and appoints RICHARD J. PINOLA and JOSEPH T. SMITH, and each of them acting as individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 4, 1995, at 10:00 A.M. at the Company's headquarters, 1818 Market Street, 14th Floor, Philadelphia, Pennsylvania, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

   1. / / FOR all eleven nominees for director named below.
      / / WITHHOLD AUTHORITY to vote for all eleven nominees for director named below.
      / / FOR all eleven of the nominees for director named below, except
          WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
          Nominees: FRANK P. LOUCHHEIM, RICHARD J. PINOLA, JOSEPH T. SMITH, LARRY A. EVANS, NANCY N. GEFFNER, ROBERT M. TOMASKO, JOSEPH E. JANNOTTA, JOHN R. BOURBEAU, RAYMOND B. LANGTON, REBECCA MADDOX and CATHERINE SELLECK

   2. / / FOR      the amendment and renaming of the Right Management
      / / AGAINST  Consultants, Inc. 1993 Stock Option Plan.
      / / ABSTAIN

   3. / / FOR      adoption of the Directors' Stock Option Plan
      / / AGAINST
      / / ABSTAIN

   4. / / FOR      the ratification of the Selection by the Board of Directors
      / / AGAINST of Arthur Andersen LLP, as the Company's independent public / / ABSTAIN accountants for the current fiscal year.

   5. In their discretion, the proxies will vote on such other business as may properly come before the meeting.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 and 4 REFERRED TO IN THIS PROXY. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF SAID MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

                                          NOTE: PLEASE MARK, DATE AND SIGN THIS
                                          PROXY CARD AND RETURN IT IN THE
                                          ENCLOSED ENVELOPE. Please sign this
                                          proxy exactly as name appears in
                                          address below. If shares are
                                          registered in more than one name, all
                                          owners should sign. If signing in a
                                          fiduciary or representative capacity,
                                          such as attorney-in-fact, executor,
                                          administrator, trustee or guardian,
                                          please give full title and attach
                                          evidence of authority. Corporations
                                          please sign with full corporate name
                                          by a duly authorized officer and
                                          affix the corporate seal.
                                          Dated:                         , 1995
                                                -------------------------
                                                                         (SEAL)
                                          -------------------------------
                                          (Shareholder's Signature)
                                                                         (SEAL)
                                          -------------------------------
                                          (Shareholder's Signature)